UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 27, 2021

Oshkosh Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1917 Four Wheel Drive Oshkosh, Wisconsin	54902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (920) 502-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425, under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12, under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b), under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c), under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	OSK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2021, the Board of Directors of Oshkosh Corporation (the “Company”) acted to increase the size of the Board from 10 to 11 members and to elect Douglas L. Davis as a director, effective July 1, 2021. The initial term as a director for Mr. Davis will expire at the Company’s 2022 annual meeting of shareholders. The Board has determined that Mr. Davis is independent under the listing standards of the New York Stock Exchange and the Company’s criteria for determining director independence. As of the time of the election of Mr. Davis, the Board will include 10 independent directors. Effective at the time of his election, the Board appointed Mr. Davis to the Board’s Human Resources Committee, which is the only committee of the Board to which he has been appointed to date.

Mr. Davis served as Senior Vice President of the Automated Driving Group at Intel Corporation where his most recent responsibilities included the initial formation and strategy of the automated driving business. In this role, he established Intel as a leading provider of chip technology used in self-driving cars. Previously, Mr. Davis served as Senior Vice President and General Manager of the Internet of Things Group at Intel. While serving in that role, he led a worldwide organization responsible for Intel Architecture computing solutions consisting of hardware, software and services across market segments, including industrial automation, retail, aerospace, automotive and other intelligent systems applications. Mr. Davis retired from Intel Corporation in 2019 following 35 years of service. Mr. Davis is currently on the board of publicly traded Verra Mobility Corporation (VRRM), a provider of smart mobility technology solutions and services in the United States, Canada and Europe. He also serves on the board of privately held Digital Aerolus, a provider of commercial drones and supporting software. Mr. Davis earned his Bachelor of Science degree in Electrical Engineering from New Mexico State University in 1983 and a Master’s degree in Business Administration from Arizona State University in 1992.

On July 1, 2021, in connection with his election to the Board, the Company will award to Mr. Davis a number of shares of the Company’s common stock equal to a prorated amount of the value of the Company’s latest annual stock award to non-employee directors. The stock award will be made under the Oshkosh Corporation 2017 Incentive Stock and Awards Plan. In addition, effective July 1, 2021, Mr. Davis will become entitled to receive the annual retainer paid to non-employee directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION

Date: June 2, 2021	By:	/s/ Ignacio A. Cortina
Ignacio A. Cortina
Executive Vice President, General Counsel and Secretary